                                                                Exhibit 20

          FOR IMMEDIATE RELEASE                                 October 17, 2002
          Baltimore, Maryland

          MERCANTILE BANKSHARES REPORTS THIRD QUARTER RESULTS

          Edward J. Kelly, III, President and Chief Executive Officer of Mercantile Bankshares Corporation (Nasdaq: MRBK), today reported that, for the quarter ended September 30, 2002, diluted net income per share was $.69, an increase of 6.2% over the $.65 reported for the third quarter last year. Net income for the quarter ended September 30, 2002 was $48,615,000, a 5.5% increase over net income of $46,079,000 for the same period in 2001. As a result of newly-adopted rules under Generally Accepted Accounting Principles, amortization of goodwill has been discontinued in 2002. Had the same rules been in effect in 2001, net income would have been $.03 per share higher for the quarter ended September 30, 2001.

          Mr. Kelly stated: " Historically-low interest rates, a sluggish economy and securities markets plagued by uncertainty create a difficult operating environment for us. It is testimony to the strength of the franchise that we were once again able to increase earnings notwithstanding these conditions. Moreover, we remain intently focused on credit quality and I am pleased that our nonperforming assets declined while our coverage ratios improved."

          For the first nine months of 2002, net income was $141,735,000, an increase of 3.4% over the $137,061,000 reported for the comparable period in 2001. Diluted net income per share for the first three quarters of 2002 was $2.02, a 5.2% increase over the $1.92 for the same period last year. Excluding goodwill amortization, net income would have been $.09 per share higher for the first nine months of 2001.

          Net interest income for the quarter ended September 30, 2002 increased 7.0% to $111,914,000 from $104,599,000 for the third quarter last year. The growth in net interest income was attributable to a 10.8% growth in average earning assets, consisting mainly of growth in investment securities. Partially offsetting the benefit from the growth in average earning assets was a decline in the net interest margin to 4.60% from 4.77%. The net interest margin for the second quarter of 2002 was 4.74%. The net interest margin was affected adversely by deposit growth that significantly exceeded loan demand, which resulted in a substantial increase in lower-yielding federal funds sold, and a decline in the yield on the securities portfolio, which reflected general market conditions and the relatively short duration of the portfolio.

          Net interest income for the first nine months of 2002 increased to $329,527,000 or 5.1% over the $313,477,000 for the same period last year. The growth in net interest income was attributable to growth in average earning assets, particularly investment securities, which offset a decline in the net interest margin from 4.90% to 4.68%.

                                   (continued)

          MERCANTILE BANKSHARES CORPORATION                          Page 2 of 9

          At September 30, 2002, nonperforming assets declined $5,701,000 from June 30, 2002 to $39,640,000 or .55% of period-end loans and other real estate owned. The comparable nonperforming asset ratios were .64% and .50% at June 30, 2002 and September 30, 2001, respectively.

          The allowance for loan losses was $136,587,000 at September 30, 2002, representing 1.90% of total loans, the same percentage as at June 30, 2002. The allowance for loan losses to total loans was 2.04% at September 30, 2001. Net charge-offs for the quarter ended September 30, 2002 were $2,051,000, which resulted in an annualized ratio of net charge-offs to period-end loans of 0.11%. The comparable figures for the quarter ended June 30, 2002 were $13,227,000 and 0.74%. The second quarter was affected by charge-offs of $8,121,000 related to the leasing business, which has effectively been discontinued as previously announced by management. The coverage of nonperforming loans provided by the allowance for loan losses improved to 346% at September 30, 2002 from 299% at June 30, 2002. The comparable ratio at September 30, 2001 was 414%. The provision for loan losses was $3,244,000 and $3,101,000 for the third quarters of 2002 and 2001, respectively, and $5,116,000 for the second quarter of 2002.

          Noninterest income decreased 6.2% to $35,386,000 for the third quarter 2002 from $37,737,000 for the comparable period in 2001. Included in noninterest income was a $203,000 loss in the third quarter of 2002 and a $1,596,000 gain in the third quarter of 2001 from the sale of investment securities. Excluding the investment securities gains and losses, noninterest income decreased 1.5% year-over-year. Investment and wealth management revenues remained relatively unchanged year-over-year, but mortgage banking revenues decreased 25.8% to $2,306,000. This decline was attributable to lower volumes in commercial mortgage loan originations and the outsourcing of the retail origination business. Other income decreased due to a $1,456,000 write-down of investments in third-party private equity funds, which was partially offset by increases in other categories.

          Noninterest expenses for the quarter ended September 30, 2002, increased 3.1% to $68,637,000 from $66,587,000 for the third quarter of 2001. Excluding goodwill amortization, noninterest expenses for the third quarter 2002 increased 6.5% over the third quarter 2001. The $1,319,000, or 18.4%, increase in employee benefits was due primarily to increased pension and medical costs. Net occupancy expense for the third quarter of 2002 increased 13.9% to $4,245,000 from $3,726,000 for the third quarter of last year due to increased rent and utilities. The $854,000, or 6.4%, increase in other expenses was due mainly to increased professional fees and to a charitable contribution of appreciated equity securities which lowered the effective tax rate for the quarter.

                                   (continued)

          MERCANTILE BANKSHARES CORPORATION                          Page 3 of 9

          The efficiency ratio, a key measure of expense management, was 46.1% for the third quarter of 2002 versus 45.3% for the comparable period in 2001. Return on average assets for the third quarter of 2002 was 1.87%, return on average tangible equity was 16.45% and the ratio of average tangible equity to average assets was 11.49%. For the nine months ended September 30, 2002, return on average assets was 1.89%, return on average tangible equity was 16.48%, and the ratio of average tangible equity to average assets was 11.61%.

          At September 30, 2002, total assets increased 11.8% to $10,582,874,000 from $9,468,004,000 a year earlier. Total loans increased 4.4% to $7,200,790,000 at September 30, 2002, from $6,900,139,000 at September
          30, 2001. Total deposits at September 30, 2002, were $8,045,497,000, an increase of 11.0% from $7,247,724,000 at the end of the third quarter 2001. Shareholders' equity at September 30, 2002, was $1,330,421,000, an increase of 8.7% from $1,224,144,000 a year earlier. The Corporation repurchased 504,500 shares during the first nine months of 2002 and has existing authorizations to repurchase up to 2.4 million additional shares.

          Cautionary Statement

          This release contains forward-looking statements within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. A forward-looking statement encompasses any estimate, prediction, opinion or statement of belief contained in this release, and the underlying management assumptions. Forward-looking statements are based on current expectations and assessments of potential developments affecting market conditions, interest rates and other economic conditions, and results may ultimately vary from the statements made in this release.

          Additional financial information is attached.

          David E. Borowy
          Investor Relations
          (410) 347-8361

                                                                     Page 4 of 9
                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                         CONSOLIDATED FINANCIAL SUMMARY
                     (In thousands, except per share data)

                                                               For the Nine Months Ended           For the Quarter Ended
                                                                      September 30,                    September 30,
                                                          --------------------------------  ------------------------------------
                                                                                   % Incr.                              % Incr.
                                                               2002        2001    (Decr.)      2002         2001        (Decr.)
                                                          --------------------------------  ------------------------------------
OPERATING RESULTS
--------------------------------------------------------------------------------------------------------------------------------
Net interest income                                       $   329,527  $  313,477     5.1%  $   111,914   $  104,599      7.0%
--------------------------------------------------------------------------------------------------------------------------------
Net interest income - taxable equivalent                      334,134     318,360     5.0       113,482      106,198      6.9
--------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                                      11,443       9,230    24.0         3,244        3,101      4.6
--------------------------------------------------------------------------------------------------------------------------------
Net income                                                    141,735     137,061     3.4        48,615       46,079      5.5
--------------------------------------------------------------------------------------------------------------------------------
Net income adjusted for goodwill amortization                 141,735     143,895    (1.5)       48,615       48,168       .9
--------------------------------------------------------------------------------------------------------------------------------

PER COMMON SHARE DATA
--------------------------------------------------------------------------------------------------------------------------------
Basic net income                                          $      2.03  $     1.93     5.2%  $       .70   $      .66      6.1%
--------------------------------------------------------------------------------------------------------------------------------
Basic net income adjusted for goodwill amortization              2.03        2.03       -           .70          .69      1.4
--------------------------------------------------------------------------------------------------------------------------------
Diluted net income                                               2.02        1.92     5.2           .69          .65      6.2
--------------------------------------------------------------------------------------------------------------------------------
Diluted net income adjusted for goodwill amortization            2.02        2.01      .5           .69          .68      1.5
--------------------------------------------------------------------------------------------------------------------------------
Dividends paid                                                    .88         .82     7.3           .30          .28      7.1
--------------------------------------------------------------------------------------------------------------------------------
Book value at period end                                        19.11       17.53     9.0
--------------------------------------------------------------------------------------------------------------------------------
Market value at period end                                      38.17       39.70    (3.9)
--------------------------------------------------------------------------------------------------------------------------------
Market range:
--------------------------------------------------------------------------------------------------------------------------------
    High                                                        45.36       44.50     1.9         41.40        43.94     (5.8)
--------------------------------------------------------------------------------------------------------------------------------
    Low                                                         32.07       33.63    (4.6)        32.07        35.73    (10.2)
--------------------------------------------------------------------------------------------------------------------------------

AVERAGE  BALANCE SHEET DATA
--------------------------------------------------------------------------------------------------------------------------------
Total loans                                               $ 7,041,412  $6,816,978     3.3%  $ 7,162,156   $6,890,076      3.9%
--------------------------------------------------------------------------------------------------------------------------------
Total earning assets                                        9,535,887   8,692,581     9.7     9,789,103    8,837,624     10.8
--------------------------------------------------------------------------------------------------------------------------------
Total assets                                               10,005,191   9,126,623     9.6    10,303,980    9,278,288     11.1
--------------------------------------------------------------------------------------------------------------------------------
Total deposits                                              7,513,045   6,986,757     7.5     7,816,242    7,119,073      9.8
--------------------------------------------------------------------------------------------------------------------------------
Shareholders' equity                                        1,252,507   1,195,450     4.8     1,275,021    1,195,418      6.7
--------------------------------------------------------------------------------------------------------------------------------

STATISTICS AND RATIOS  (Adjusted net income, annualized)
--------------------------------------------------------------------------------------------------------------------------------
Return on average assets                                         1.89%       2.11%                 1.87%        2.06%
--------------------------------------------------------------------------------------------------------------------------------
Return on average equity                                        15.13       16.09                 15.13        15.99
--------------------------------------------------------------------------------------------------------------------------------
Return on average tangible equity                               16.48       17.66                 16.45        17.54
--------------------------------------------------------------------------------------------------------------------------------
Average equity to average assets                                12.52       13.10                 12.37        12.88
--------------------------------------------------------------------------------------------------------------------------------
Average tangible equity to average tangible assets              11.61       12.08                 11.49        11.88
--------------------------------------------------------------------------------------------------------------------------------
Net interest rate spread - taxable equivalent                    4.07        3.77                  4.02         3.74
--------------------------------------------------------------------------------------------------------------------------------
Net interest margin on earning assets - taxable equivalent       4.68        4.90                  4.60         4.77
--------------------------------------------------------------------------------------------------------------------------------
Efficiency ratio excluding goodwill amortization                46.10       44.49                 46.08        45.28
--------------------------------------------------------------------------------------------------------------------------------

Bank offices                                                      185         189      (4)
--------------------------------------------------------------------------------------------------------------------------------
Employees                                                       2,878       2,929     (51)
--------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY DATA AT PERIOD END
--------------------------------------------------------------------------------------------------------------------------------
Net charge-offs                                           $    16,319  $    6,839   138.6%  $     2,051   $    5,703    (64.0)%
--------------------------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                               39,517      34,044    16.1
--------------------------------------------------------------------------------------------------------------------------------
Renegotiated loans                                                  -           -       -
--------------------------------------------------------------------------------------------------------------------------------
Total nonperforming loans                                      39,517      34,044    16.1
--------------------------------------------------------------------------------------------------------------------------------
Other real estate owned, net                                      123         195   (36.9)
--------------------------------------------------------------------------------------------------------------------------------
Total nonperforming assets                                     39,640      34,239    15.8
--------------------------------------------------------------------------------------------------------------------------------

CREDIT QUALITY RATIOS
--------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses (annualized)
     as a percent of period-end loans                             .21%        .18%                  .18%         .18%
--------------------------------------------------------------------------------------------------------------------------------
Net charge-offs (annualized)
     as a percent of period-end loans                             .30         .13                   .11          .33
--------------------------------------------------------------------------------------------------------------------------------
Nonperforming loans as a
     percent of period-end loans                                  .55         .49
--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of period-end loans                            1.90        2.04
--------------------------------------------------------------------------------------------------------------------------------
Allowance for loan losses
     as a percent of nonperforming loans                       345.64      414.18
--------------------------------------------------------------------------------------------------------------------------------
Other real estate owned as a percent of
     period-end loans and other real estate owned                   -           -
--------------------------------------------------------------------------------------------------------------------------------
Nonperforming assets as a percent of
     period-end loans and other real estate owned                 .55         .50
--------------------------------------------------------------------------------------------------------------------------------

In view of the changing conditions in the national economy, the effect of actions taken by regulatory authorities and normal seasonal factors, the results for the interim period are not necessarily indicative of annual performance. For comparability, certain prior period amounts have been reclassified to conform with current period presentation.

              [LOGO] MERCANTILE BANKSHARES CORPORATION               Page 5 of 9
                  STATEMENT OF CONSOLIDATED INCOME
                (In thousands, except per share data)

                                                        For the Nine Months Ended                        For the Quarter Ended
                                                             September 30,                                   September 30,
                                                -------------------------------------------  --------------------------------------
                                                                       Increase/(Decrease)                       Increase/(Decrease)
                                                                      ---------------------                      -------------------
                                                   2002      2001       Amount        %        2002      2001        Amount     %
                                                -------------------------------------------  ---------------------------------------
INTEREST INCOME
------------------------------------------------------------------------------------------------------------------------------------
Interest and fees on loans                      $ 352,220  $ 418,998  $ (66,778)     (15.9)% $ 118,398 $ 134,835 $ (16,437)  (12.2)%
------------------------------------------------------------------------------------------------------------------------------------
Interest and dividends
  on investment securities:
------------------------------------------------------------------------------------------------------------------------------------
   Taxable interest income                         73,902     68,890      5,012        7.3      24,695    22,986     1,709     7.4
------------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt interest income                       1,429      1,506        (77)      (5.1)        470       504       (34)   (6.7)
------------------------------------------------------------------------------------------------------------------------------------
   Dividends                                          800        984       (184)     (18.7)        258       304       (46)  (15.1)
------------------------------------------------------------------------------------------------------------------------------------
   Other investment income                          8,732      2,494      6,238      250.1       2,844       804     2,040   253.7
------------------------------------------------------------------------------------------------------------------------------------
                                                   84,863     73,874     10,989       14.9      28,267    24,598     3,669    14.9
------------------------------------------------------------------------------------------------------------------------------------
Other interest income                               4,039      5,087     (1,048)     (20.6)      1,372     1,611      (239)  (14.8)
------------------------------------------------------------------------------------------------------------------------------------
       Total interest income                      441,122    497,959    (56,837)     (11.4)    148,037   161,044   (13,007)   (8.1)
------------------------------------------------------------------------------------------------------------------------------------

INTEREST EXPENSE
------------------------------------------------------------------------------------------------------------------------------------
Interest on deposits                               94,268    158,241    (63,973)     (40.4)     30,659    49,303   (18,644)  (37.8)
------------------------------------------------------------------------------------------------------------------------------------
Interest on short-term borrowings                   9,074     21,816    (12,742)     (58.4)      2,834     5,762    (2,928)  (50.8)
------------------------------------------------------------------------------------------------------------------------------------
Interest on long-term debt                          8,253      4,425      3,828       86.5       2,630     1,380     1,250    90.6
------------------------------------------------------------------------------------------------------------------------------------
       Total interest expense                     111,595    184,482    (72,887)     (39.5)     36,123    56,445   (20,322)  (36.0)
------------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME                               329,527    313,477     16,050        5.1     111,914   104,599     7,315     7.0
------------------------------------------------------------------------------------------------------------------------------------
Provision for loan losses                          11,443      9,230      2,213       24.0       3,244     3,101       143     4.6
------------------------------------------------------------------------------------------------------------------------------------

NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES                         318,084    304,247     13,837        4.5     108,670   101,498     7,172     7.1
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST INCOME
------------------------------------------------------------------------------------------------------------------------------------
Investment and wealth management                   51,521     51,888       (367)       (.7)     17,166    17,229       (63)    (.4)
------------------------------------------------------------------------------------------------------------------------------------
Service charges on deposit accounts                23,161     20,457      2,704       13.2       7,972     7,157       815    11.4
------------------------------------------------------------------------------------------------------------------------------------
Mortgage banking related fees                       7,395      7,967       (572)      (7.2)      2,306     3,106      (800)  (25.8)
------------------------------------------------------------------------------------------------------------------------------------
Investment securities gains and (losses)              846      3,135     (2,289)     (73.0)       (203)    1,596    (1,799) (112.7)
------------------------------------------------------------------------------------------------------------------------------------
Other income                                       24,107     23,763        344        1.4       8,145     8,649      (504)   (5.8)
------------------------------------------------------------------------------------------------------------------------------------
       Total noninterest income                   107,030    107,210       (180)       (.2)     35,386    37,737    (2,351)   (6.2)
------------------------------------------------------------------------------------------------------------------------------------

NONINTEREST EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
Salaries                                           97,283     91,391      5,892        6.4      32,278    31,101     1,177     3.8
------------------------------------------------------------------------------------------------------------------------------------
Employee benefits                                  25,076     22,293      2,783       12.5       8,476     7,157     1,319    18.4
------------------------------------------------------------------------------------------------------------------------------------
Stock-based compensation expense                      997       (353)     1,350      382.4         177       185        (8)   (4.3)
------------------------------------------------------------------------------------------------------------------------------------
Net occupancy expense of bank premises             12,214     10,497      1,717       16.4       4,245     3,726       519    13.9
------------------------------------------------------------------------------------------------------------------------------------
Furniture and equipment expenses                   18,062     17,500        562        3.2       6,003     5,752       251     4.4
------------------------------------------------------------------------------------------------------------------------------------
Communications and supplies                        10,014      9,852        162        1.6       3,351     3,279        72     2.2
------------------------------------------------------------------------------------------------------------------------------------
Goodwill amortization                                   -      6,939     (6,939)    (100.0)          -     2,134    (2,134) (100.0)
------------------------------------------------------------------------------------------------------------------------------------
Other expenses                                     39,112     36,538      2,574        7.0      14,107    13,253       854     6.4
------------------------------------------------------------------------------------------------------------------------------------
       Total noninterest expenses                 202,758    194,657      8,101        4.2      68,637    66,587     2,050     3.1
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                        222,356    216,800      5,556        2.6      75,419    72,648     2,771     3.8
------------------------------------------------------------------------------------------------------------------------------------
Applicable income taxes                            80,621     79,739        882        1.1      26,804    26,569       235      .9
------------------------------------------------------------------------------------------------------------------------------------

NET INCOME                                        141,735    137,061      4,674        3.4      48,615    46,079     2,536     5.5
------------------------------------------------------------------------------------------------------------------------------------
Add: goodwill amortization, net of
  tax benefit                                           -      6,834     (6,834)    (100.0)          -     2,089    (2,089) (100.0)
------------------------------------------------------------------------------------------------------------------------------------

ADJUSTED NET INCOME                             $ 141,735  $ 143,895  $  (2,160)      (1.5)  $  48,615 $  48,168 $     447      .9
------------------------------------------------================================-------------=============================----------

Weighted average shares outstanding                69,750     70,844     (1,094)      (1.5)     69,637    70,237      (600)    (.9)
------------------------------------------------================================-------------=============================----------

Adjusted weighted average shares outstanding       70,280     71,476     (1,196)      (1.7)     70,111    70,863      (752)   (1.1)
------------------------------------------------================================-------------=============================----------
NET INCOME PER COMMON SHARE:
  Basic                                         $    2.03  $    1.93  $     .10        5.2   $     .70 $     .66 $     .04     6.1
------------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                                 -        .10       (.10)    (100.0)          -       .03      (.03) (100.0)
------------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                      $    2.03  $    2.03  $    (.00)         -   $     .70 $     .69 $     .01     1.4
------------------------------------------------================================-------------=============================----------

------------------------------------------------------------------------------------------------------------------------------------
  Diluted                                       $    2.02  $    1.92  $     .10        5.2   $     .69 $     .65 $     .04     6.2
------------------------------------------------------------------------------------------------------------------------------------
  Goodwill amortization                                 -        .09       (.09)    (100.0)          -       .03      (.03) (100.0)
------------------------------------------------------------------------------------------------------------------------------------
  Adjusted                                      $    2.02  $    2.01  $     .01         .5   $     .69 $     .68 $     .01     1.5
------------------------------------------------================================-------------=============================----------

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      (In thousands, except per share data)

                                                                             September 30,
                                                            ----------------------------------------------
                                                                                       Increase/(Decrease)
                                                                                      --------------------
                                                                2002         2001        Amount       %
                                                            ----------------------------------------------
ASSETS

-----------------------------------------------------------------------------------------------------------
Cash and due from banks                                     $   333,824   $  275,485   $   58,339     21.2%
-----------------------------------------------------------------------------------------------------------
Interest-bearing deposits in other banks                            358          356            2       .6
-----------------------------------------------------------------------------------------------------------
Investment securities:
  Available-for-sale at fair value
    U.S. Treasury and government agencies                     2,197,283    1,815,263      382,020     21.0
-----------------------------------------------------------------------------------------------------------
    States and political subdivisions                               579        1,180         (601)   (50.9)
-----------------------------------------------------------------------------------------------------------
    Other investments                                           214,079       56,283      157,796    280.4
-----------------------------------------------------------------------------------------------------------
  Held-to-maturity
    States and political subdivisions - fair value of
      $40,071 (2002) and $41,073 (2001)                          36,993       39,104       (2,111)    (5.4)
-----------------------------------------------------------------------------------------------------------
    Other investments - fair value of
      $15,461 (2002) and $13,454 (2001)                          15,461       13,454        2,007     14.9
-----------------------------------------------------------------------------------------------------------
        Total investment securities                           2,464,395    1,925,284      539,111     28.0
-----------------------------------------------------------------------------------------------------------

Federal funds sold                                              272,134      122,216      149,918    122.7
-----------------------------------------------------------------------------------------------------------

Loans held-for-sale                                                  94       30,273      (30,179)   (99.7)
-----------------------------------------------------------------------------------------------------------

Loans                                                         7,200,790    6,900,139      300,651      4.4
-----------------------------------------------------------------------------------------------------------
Less: allowance for loan losses                                (136,587)    (141,003)      (4,416)    (3.1)
-----------------------------------------------------------------------------------------------------------
        Loans, net                                            7,064,203    6,759,136      305,067      4.5
-----------------------------------------------------------------------------------------------------------

Bank premises and equipment, net                                102,223      101,762          461       .5
-----------------------------------------------------------------------------------------------------------
Other real estate owned, net                                        123          195          (72)   (36.9)
-----------------------------------------------------------------------------------------------------------
Goodwill, net                                                   102,703      104,838       (2,135)    (2.0)
-----------------------------------------------------------------------------------------------------------
Other intangible assets, net                                      7,999        7,296          703      9.6
-----------------------------------------------------------------------------------------------------------
Other assets                                                    234,818      141,163       93,655     66.3
-----------------------------------------------------------------------------------------------------------
        Total assets                                        $10,582,874   $9,468,004   $1,114,870     11.8
------------------------------------------------------------=====================================----------

LIABILITIES

Deposits:
    Noninterest-bearing deposits                            $ 2,040,521   $1,789,489   $  251,032     14.0
-----------------------------------------------------------------------------------------------------------
    Interest-bearing deposits                                 6,004,976    5,458,235      546,741     10.0
-----------------------------------------------------------------------------------------------------------
        Total deposits                                        8,045,497    7,247,724      797,773     11.0
-----------------------------------------------------------------------------------------------------------
Short-term borrowings                                           811,840      773,260       38,580      5.0
-----------------------------------------------------------------------------------------------------------
Accrued expenses and other liabilities                          105,803      138,676      (32,873)   (23.7)
-----------------------------------------------------------------------------------------------------------
Long-term debt                                                  289,313       84,200      205,113    243.6
-----------------------------------------------------------------------------------------------------------
        Total liabilities                                     9,252,453    8,243,860    1,008,593     12.2
-----------------------------------------------------------------------------------------------------------

SHAREHOLDERS' EQUITY

Preferred stock, no par value; authorized
  2,000,000 shares; issued and outstanding--None
Common stock, $2 par value;
  authorized 130,000,000 shares                                 139,224      139,634         (410)     (.3)
-----------------------------------------------------------------------------------------------------------
Capital surplus                                                 150,592      161,820      (11,228)    (6.9)
-----------------------------------------------------------------------------------------------------------
Retained earnings                                               982,408      879,802      102,606     11.7
-----------------------------------------------------------------------------------------------------------
Accumulated other comprehensive income (loss)                    58,197       42,888       15,309     35.7
-----------------------------------------------------------------------------------------------------------
        Total shareholders' equity                            1,330,421    1,224,144      106,277      8.7
-----------------------------------------------------------------------------------------------------------
          Total liabilities and shareholders' equity        $10,582,874   $9,468,004   $1,114,870     11.8
------------------------------------------------------------=====================================----------

-----------------------------------------------------------------------------------------------------------
Actual shares outstanding                                        69,612       69,817         (205)     (.3)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Book value per common share                                 $     19.11   $    17.53   $     1.58      9.0
-----------------------------------------------------------------------------------------------------------

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                      CONSOLIDATED AVERAGE BALANCE SHEETS
                                 (In thousands)


                                                            For the Nine Months Ended                   For the Quarter Ended
                                                                  September 30,                              September 30,
                                                     --------------------------------------  ---------------------------------------
                                                            2002                2001                  2002                2001
                                                     --------------------------------------  ---------------------------------------
Earning assets                                        Average   Yield*/   Average   Yield*/    Average   Yield*/    Average  Yield*/
  Loans:**                                            Balance    Rate     Balance    Rate      Balance    Rate      Balance   Rate
------------------------------------------------------------------------------------------------------------------------------------
    Commercial                                     $ 4,256,364   6.59 % $3,917,090   8.32 % $ 4,309,714   6.49 % $3,985,579   7.82 %
------------------------------------------------------------------------------------------------------------------------------------
    Construction                                       714,563   6.20      839,682   8.31       769,238   6.04      849,489   7.55
------------------------------------------------------------------------------------------------------------------------------------
    Residential real estate                          1,074,334   7.37    1,061,458   8.02     1,076,355   7.19    1,049,194   7.86
------------------------------------------------------------------------------------------------------------------------------------
    Consumer                                           996,151   7.19      998,748   8.45     1,006,849   7.07    1,005,814   8.11
------------------------------------------------------------------------------------------------------------------------------------
                 Total loans                         7,041,412   6.76    6,816,978   8.29     7,162,156   6.63    6,890,076   7.83
------------------------------------------------------------------------------------------------------------------------------------
  Federal funds sold, et al                            152,041   3.54      141,591   4.79       240,313   2.26      150,013   4.25
------------------------------------------------------------------------------------------------------------------------------------

  Securities:***
   Taxable securities
     U.S. Treasury securities                        1,494,734   4.66    1,331,986   5.53     1,462,968   4.50    1,304,455   5.37
------------------------------------------------------------------------------------------------------------------------------------
     U.S. Agency securities                            583,895   4.99      300,149   6.14       663,388   4.84      392,234   5.40
------------------------------------------------------------------------------------------------------------------------------------
     Other stocks and bonds                            224,559   5.74       60,906   7.92       221,417   5.62       59,355   7.68
------------------------------------------------------------------------------------------------------------------------------------
   Tax-exempt securities
     States and political subdivisions                  38,888   8.13       40,603   8.21        38,503   8.02       41,135   8.05
------------------------------------------------------------------------------------------------------------------------------------
                 Total securities                    2,342,076   4.90    1,733,644   5.78     2,386,276   4.76    1,797,179   5.51
------------------------------------------------------------------------------------------------------------------------------------

  Interest-bearing deposits in other banks                 358   4.21          368   5.12           358   3.84          356   4.72
------------------------------------------------------------------------------------------------------------------------------------
                 Total earning assets                9,535,887   6.25    8,692,581   7.73     9,789,103   6.06    8,837,624   7.30
------------------------------------------------------------------------------------------------------------------------------------

  Cash and due from banks                              224,488             213,652              234,441             221,736
------------------------------------------------------------------------------------------------------------------------------------
  Bank premises and equipment, net                     101,275             103,304              101,131             102,849
------------------------------------------------------------------------------------------------------------------------------------
  Other assets                                         285,367             259,555              316,554             260,892
------------------------------------------------------------------------------------------------------------------------------------
  Less: allowance for loan losses                     (141,826)           (142,469)            (137,249)           (144,813)
------------------------------------------------------------------------------------------------------------------------------------
                 Total assets                      $10,005,191          $9,126,623          $10,303,980          $9,278,288
---------------------------------------------------===========----------==========----------===========----------==========---------

Interest-bearing liabilities
  Deposits:
------------------------------------------------------------------------------------------------------------------------------------
    Savings                                        $   951,952    .93   $  848,242   1.65   $   983,806    .90   $  854,026   1.41
------------------------------------------------------------------------------------------------------------------------------------
    Checking plus interest accounts                    855,101    .35      759,916    .78       872,322    .34      766,858    .62
------------------------------------------------------------------------------------------------------------------------------------
    Money market                                     1,065,126   1.37      814,008   2.88     1,140,825   1.30      860,471   2.54
------------------------------------------------------------------------------------------------------------------------------------
    Time deposits $100,000 and over                  1,057,250   3.31    1,153,200   5.75     1,138,356   3.10    1,153,042   5.32
------------------------------------------------------------------------------------------------------------------------------------
    Other time deposits                              1,768,526   3.65    1,825,978   5.58     1,763,253   3.39    1,814,301   5.27
------------------------------------------------------------------------------------------------------------------------------------
                 Total interest-bearing deposits     5,697,955   2.21    5,401,344   3.92     5,898,562   2.06    5,448,698   3.59
------------------------------------------------------------------------------------------------------------------------------------

  Short-term borrowings                                852,070   1.42      739,080   3.95       833,966   1.35      754,235   3.03
------------------------------------------------------------------------------------------------------------------------------------
  Long-term debt                                       280,752   3.93       89,669   6.60       275,677   3.78       84,200   6.50
------------------------------------------------------------------------------------------------------------------------------------
                 Total interest-bearing funds        6,830,777   2.18    6,230,093   3.96     7,008,205   2.04    6,287,133   3.56
------------------------------------------------------------------------------------------------------------------------------------

  Noninterest-bearing deposits                       1,815,090           1,585,413            1,917,680           1,670,375
------------------------------------------------------------------------------------------------------------------------------------
  Other liabilities and accrued expenses               106,817             115,667              103,074             125,362
------------------------------------------------------------------------------------------------------------------------------------
                 Total liabilities                   8,752,684           7,931,173            9,028,959           8,082,870
------------------------------------------------------------------------------------------------------------------------------------
  Shareholders' equity                               1,252,507           1,195,450            1,275,021           1,195,418
------------------------------------------------------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity       $10,005,191          $9,126,623          $10,303,980          $9,278,288
---------------------------------------------------===========----------==========----------===========----------==========---------

  Net interest rate spread                                       4.07 %              3.77 %               4.02 %              3.74 %
------------------------------------------------------------------------------------------------------------------------------------
  Effect of noninterest-bearing funds                             .61                1.13                  .58                1.03
------------------------------------------------------------------------------------------------------------------------------------
  Net interest margin on earning assets                          4.68 %              4.90 %               4.60 %              4.77 %
----------------------------------------------------------------=====---------------=====----------------=====---------------=====--

* Presented on a tax-equivalent basis using the statutory federal corporate income tax rate of 35%.
** Prior period loan amounts have been reclassified to conform with current period presentation. Loans are classified based on purpose; previously, loans were classified based on collateral.
*** Balances reported at amortized cost; excludes pretax unrealized gains (losses) on securities available-for-sale.

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                    SUPPLEMENTAL LOAN INFORMATION BY QUARTER
                                 (In thousands)

                                                                           3Q 02              2Q 02              3Q 01
                                                                 -----------------------------------------------------
PERIOD-END LOANS BY TYPE
----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                         $2,246,817         $2,237,159         $2,280,401
----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                          1,966,291          1,933,924          1,715,776
----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                  790,318            751,193            676,050
----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                      1,067,868          1,079,004          1,060,857
----------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                      779,744            789,332            830,287
----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                        229,296            215,996            180,425
----------------------------------------------------------------------------------------------------------------------
Lease financing                                                          120,456            128,285            156,343
----------------------------------------------------------------------------------------------------------------------
            TOTAL LOANS AT END OF PERIOD                              $7,200,790         $7,134,893         $6,900,139
-----------------------------------------------------------------=====================================================

NONPERFORMING LOANS BY TYPE
----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                         $   20,905         $   26,935         $   21,672
----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                              9,515              8,829              6,364
----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                    2,015              2,450              2,930
----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                          2,325              2,648              1,833
----------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                          121                253                366
----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                            136                 64                226
----------------------------------------------------------------------------------------------------------------------
Lease financing                                                            4,500              4,099                653
----------------------------------------------------------------------------------------------------------------------
            TOTAL NONPERFORMING LOANS AT END OF PERIOD                $   39,517         $   45,278         $   34,044
-----------------------------------------------------------------=====================================================

LOANS PAST DUE 30-89 DAYS BY TYPE
----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                         $   11,645         $    6,175         $   59,210
----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                             17,575             10,183             14,948
----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                    3,133                488              4,746
----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                         12,050             12,077             12,577
----------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                        4,325              4,256              6,536
----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                          1,174                696              1,153
----------------------------------------------------------------------------------------------------------------------
Lease financing                                                            7,899                  -              3,614
----------------------------------------------------------------------------------------------------------------------
           TOTAL LOANS PAST DUE 30-89 DAYS                            $   57,801         $   33,875         $  102,784
-----------------------------------------------------------------=====================================================

CHARGE-OFFS BY LOAN TYPE
----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                         $    2,078         $    8,357         $      321
---------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                 58                199                 32
----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                        -                  -                  -
----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                              7                 76                  1
----------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                          682                760                893
----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                             20                 24                 14
----------------------------------------------------------------------------------------------------------------------
Lease financing                                                                -              4,800              5,175
----------------------------------------------------------------------------------------------------------------------
            TOTAL CHARGE-OFFS                                         $    2,845         $   14,216         $    6,436
-----------------------------------------------------------------=====================================================

RECOVERIES BY LOAN TYPE
----------------------------------------------------------------------------------------------------------------------
Commercial, Industrial and Agricultural Loans                         $      155         $      267         $      100
----------------------------------------------------------------------------------------------------------------------
Commercial and Agricultural Real Estate Loans                                  3                117                  3
----------------------------------------------------------------------------------------------------------------------
Construction and Land Development Loans                                       11                131                 37
----------------------------------------------------------------------------------------------------------------------
1-4 Family Residential Loans (Excludes H/E Lines)                             19                 32                 30
----------------------------------------------------------------------------------------------------------------------
Consumer Loans (Excludes H/E Lines)                                          363                394                559
----------------------------------------------------------------------------------------------------------------------
Home Equity Lines                                                             33                 48                  4
----------------------------------------------------------------------------------------------------------------------
Lease financing                                                              210                  -                  -
----------------------------------------------------------------------------------------------------------------------
            TOTAL RECOVERIES                                          $      794         $      989         $      733
-----------------------------------------------------------------=====================================================

                    [LOGO] MERCANTILE BANKSHARES CORPORATION
                 SUPPLEMENTAL FINANCIAL INFORMATION BY QUARTER

                                                                   3Q 02                2Q 02               3Q 01
                                                            -----------------------------------------------------
INVESTMENT AND WEALTH MANAGEMENT
  ASSET DATA (End of Period)                                              (Dollars in millions)
-----------------------------------------------------------------------------------------------------------------
Personal
-----------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                         $    6,671           $    7,232          $    7,503
-----------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                           2,069                2,518               2,440
-----------------------------------------------------------------------------------------------------------------
              Total Personal                                       8,740                9,750               9,943

Institutional
-----------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                              8,614                6,520               6,667
-----------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                          17,912               20,350              20,592
-----------------------------------------------------------------------------------------------------------------
              Total Institutional                                 26,526               26,870              27,259

-----------------------------------------------------------------------------------------------------------------
Mutual Funds Not Included Above                                      110
-----------------------------------------------------------------------------------------------------------------

Personal & Institutional Combined
-----------------------------------------------------------------------------------------------------------------
Assets with Investment Responsibility                             15,395               13,752              14,170
-----------------------------------------------------------------------------------------------------------------
Assets with no Investment Responsibility                          19,981               22,868              23,032
-----------------------------------------------------------------------------------------------------------------
              Total Assets Under Administration               $   35,376           $   36,620          $   37,202
                                                            =====================================================


OTHER INTANGIBLE ASSET INFORMATION                                        (Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------
EOP Deposit Intangibles, Net                                  $    7,631           $    8,051          $    6,920
-----------------------------------------------------------------------------------------------------------------
EOP Mortgage Servicing Rights, Net                                   357                  442                 340
-----------------------------------------------------------------------------------------------------------------
               EOP  Total Other Intangibles, Net              $    7,988           $    8,493          $    7,260
------------------------------------------------------------=====================================================

Amortization of Deposit Intangibles and
       Mortgage Servicing Rights                              $      505           $      522          $      548
------------------------------------------------------------=====================================================


PRINCIPAL BALANCE OF LOANS SERVICED FOR OTHERS                            (Dollars in thousands)
-----------------------------------------------------------------------------------------------------------------
EOP 1-4 Family Residential Mortgages (owned)                  $  266,408           $  288,674            $354,314
-----------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (owned)                               1,679,010            1,632,440           1,423,355
-----------------------------------------------------------------------------------------------------------------
EOP Commercial Mortgages (not owned)                           3,779,661            3,718,703           3,667,333
-----------------------------------------------------------------------------------------------------------------
              EOP Total Principal Balance of
                 Loans Serviced For Others                    $5,725,079           $5,639,817          $5,445,002
------------------------------------------------------------=====================================================